UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): May 4, 2017

LGI HOMES, INC. (Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(281) 362-8998
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the annual meeting of stockholders of LGI Homes, Inc. (the “Company”) held on May 4, 2017, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in the Company’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on March 23, 2017.

Election of Directors (Item 1)

The following nominees for director were elected to serve one-year terms expiring at the Company's 2018 annual meeting of stockholders:

Nominee	For	Against	Withheld	Broker Non-Votes
Ryan Edone	14,811,476	—	369,190	4,021,252
Duncan Gage	14,757,061	—	423,605	4,021,252
Eric Lipar	14,754,562	—	426,104	4,021,252
Bryan Sansbury	14,744,940	—	435,726	4,021,252
Steven Smith	10,425,925	—	4,754,741	4,021,252
Robert Vahradian	14,800,688	—	379,978	4,021,252

Ratification of Appointment of Independent Registered Public Accounting Firm (Item 2)

The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified:

For	Against	Abstentions	Broker Non-Votes
18,770,944	419,346	11,628	—

Approval of the Amended and Restated LGI Homes, Inc. 2013 Equity Incentive Plan (Item 3)

The Amended and Restated LGI Homes, Inc. 2013 Equity Incentive Plan was approved:

For	Against	Abstentions	Broker Non-Votes
14,107,126	1,024,597	48,942	4,021,253

Consideration of Majority Voting in Uncontested Director Elections (Item 4)

The stockholder proposal regarding majority voting in uncontested director elections was not approved:

For	Against	Abstentions	Broker Non-Votes
7,468,942	7,506,914	204,809	4,021,253

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2017
LGI HOMES, INC.

	By:	/s/ Eric T. Lipar
Eric T. Lipar
Chief Executive Officer and Chairman of the Board